FINAL

Settlement Agreement

PREAMBLE

This Settlement Agreement (the “Agreement”) is made as of September 29, 2006 (“Effective Date”), by and between Chembio Diagnostic Systems, Inc., a Delaware corporation having its principal place of business at 3661 Horseblock road, Medford, NY 11763 (“Chembio”), and StatSure Diagnostic Systems, Inc., (f/k/a Saliva Diagnostic Systems) a Delaware corporation having its principal place of business at One Clarks Hill, Framingham, MA 01702 (“SDS”) (Chembio and SDS are each referred to herein as a “Party” and jointly as the “Parties”).

RECITALS

Chembio has brought an action against SDS (Civil Action No. 04-CV-1149) in the United States District Court for the Eastern District of New York seeking a declaration of invalidity of the SDS Patents, a declaration of unenforceability of the SDS Patents and a declaration of non-infringement of the SDS Patents by the HIV Barrel Product (the “Pending Litigation”). SDS has filed an Answer and Counterclaim alleging that the HIV Barrel Product infringes the SDS Patent Number 5,935,854 and has sought leave to amend its pleading to assert that Chembio has breached the Manufacturing Agreement between SDS and Chembio dated January __, 2001, (the “SDS/Chembio Manufacturing Agreement”), among other things (the “Counterclaim”).

SDS and Chembio with to dismiss with prejudice the Pending Litigation and the Counterclaim as set forth herein.

SDS, Chembio and Inverness Medical Innovations, Inc., a Delaware corporation, (“Inverness”) have entered into a License, Marketing and Distribution Agreement of even date herewith (the “3-Way Agreement”).

SDS and Chembio intend to provide for joint Exploitation of products in the Barrel Field for the diagnosis or detection of HIV infection pursuant to the 3-Way Agreement and upon its expiration or termination through a separate agreement between them (“Joint HIV Barrel Product Commercialization Agreement”).

NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and conditions hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, Chembio and SDS hereby agree as follows:

1. Definitions.

For purposes of this Agreement, in addition to the terms that are defined on first use herein, capitalized terms herein shall have the meanings defined in the 3-Way Agreement unless otherwise defined herein except that the 3-Way Agreement shall be a Related Document for purposes of this Agreement; provided, however, that no amendment of any definition in the 3-Way Agreement will amend any definition in this Agreement unless the Parties expressly agree in writing.

2. Settlement of Pending Litigation

2.1. Dismissal of Pending Litigation. Chembio and SDS will execute and file, within five business days of the effective date of this Agreement, a stipulation of dismissal in the form of Exhibit A hereto, dismissing the Pending Litigation. Nothing in this Agreement or in any of the Related Documents shall preclude any party from asserting res judicata, collateral estoppel, or law of the case with respect to any ruling(s) previously made in the Pending Litigation. Nothing herein shall grant any rights under any SDS Patents to Chembio for any products other than HIV Barrel Products.

2.2. SDS Agreement Not to Sue. SDS agrees not to bring (and shall cause its Affiliates not to bring) an infringement action under the SDS Patents against Chembio with respect to any product in the Barrel Field for the diagnosis or detection of HIV infection that is being jointly marketed and sold by SDS and Chembio under the 3-Way Agreement or the Joint HIV Barrel Product Commercialization Agreement.

2.3. Chembio Agreement Not to Sue. Chembio agrees not to bring (and shall cause its Affiliates not to bring) an action against SDS alleging that any product in the Barrel Field for the diagnosis or detection of HIV infection that is being jointly marketed and sold by SDS and Chembio under the 3-Way Agreement or the Joint HIV Barrel Product Commercialization Agreement does not infringe any of the SDS Patents.

2.4. Limitations on Agreement Not to Sue. The obligations of SDS and Chembio under Section 2.2 and 2.3, or any other provisions in this Agreement, shall not extend to any product that is not an HIV Barrel Product, including any product in the Barrel Field for the detection or diagnosis of any target other than HIV.

3. Agreements and Obligations of the Parties.

3.1. Patent Validity. Chembio, having investigated and analyzed the SDS Patents during the course of the Pending Litigation, hereby acknowledges that each of the SDS Patents is valid and enforceable.

3.2. No Validity Challenge.

(a) Chembio agrees not to (and to cause its Affiliates not to) Challenge Patent Rights in the SDS Patents, or to assist any Third Party in doing so.

(b) SDS agrees not to (and to cause its Affiliates not to) Challenge any Patent Rights included in the Chembio IP or to assist any party in doing so, unless such Patent Rights are enforced or threatened to be enforced against SDS or an SDS customer or partner for infringement resulting from an SDS product or service other than a product in the Barrel Field that diagnoses or detects HIV or HIV infection which SDS product or service is sold in violation of this Agreement or the 3-Way Agreement. SDS further agrees not to challenge Chembio’s right to continued use for manufacture of the HIV Barrel Product of the Confidential Information or Technology utilized by Chembio in the manufacture of the HIV Barrel Product.

3.3. SDS/Chembio Manufacturing Agreement. Effective upon execution of this Agreement, neither Party shall have any rights or obligations under the SDS/Chembio Manufacturing Agreement. Each Party hereby irrevocably releases the other Party with respect to any prior breach of the SDS/Chembio Manufacturing Agreement.

4. Press Release.

The parties agree that each will issue, in its customary fashion, a press release in mutually agreed form.

5. Representations and Warranties.

5.1. Corporate Power. Each Party represents to the other Party that it has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof. Each Party represents to the other that this Agreement constitutes a valid and binding agreement, enforceable against it in accordance with its terms.

5.2. No Default or Violation. Each Party represents and warrants to the other Party that the execution, delivery and performance of this Agreement does not (i) violate or require any registration, qualification, consent, approval, or filing under, (1) any law, statute, ordinance, rule or regulation, or (2) any judgment, injunction, order, writ or decree of any court, arbitrator, or governmental entity by which such Party or any of its assets or properties may be bound or (ii) except in the case of the Existing SDS Agreements and the Existing Chembio Agreements, conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision of, constitute a default under, result in the acceleration of the performance of any obligations under, result in the vesting or enhancement of any other Person’s rights under, or result in the creation of any lien upon any of such Party’s properties, assets, or businesses pursuant to (x) its organizing documents or By-Laws or (y) any material indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument or agreement to which such Party is a party or by which such Party or any of such Party’s properties or assets is bound.

5.3. Exclusion of Other Representations and Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. NEITHER PARTY WARRANTS THAT THE OTHER PARTY WILL RECEIVE ANY PARTICULAR AMOUNT, OR ANY, REVENUES OR PROFITS AS A RESULT OF ENTERING INTO THE BUSINESS ARRANGEMENTS DESCRIBED IN THIS AGREEMENT.

6. General.

6.1. Term. Unless otherwise terminated by agreement of the Parties, this Agreement shall continue in effect perpetually.

6.2. Waivers and Amendments.

(a) This Agreement may be amended, modified or supplemented only by a written instrument executed by the Parties hereto.

(b) No waiver of any provision of this Agreement, or consent to any departure from the terms hereof, shall be effective unless the same shall be in writing and signed by the Party waiving or consenting thereto. No failure on the part of either Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right or remedy. The waiver by either Party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach. All rights and remedies hereunder are cumulative and are in addition to and not exclusive of any other rights and remedies provided by law.

6.3. Entire Agreement. This Agreement and the Related Documents, including all schedules or attachments, taken together, constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, between the Parties in connection with such subject matter.

6.4. Relationship of the Parties. This Agreement shall not constitute either Party the agent or legal representative of the other Party for any purpose whatsoever, and neither Party shall hold itself out as an agent of the other Party. This Agreement creates no relationship of joint venturers, partners, associates, employment or principal and agent between the Parties, and each of the Parties is acting as an independent contractor. Neither Party is granted herein any right or authority to, and shall not attempt to, assume or create any obligation or responsibility for or on behalf of the other Party. Neither Party shall have any authority to bind the other Party to any contract.

6.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) or delivered by recognized courier service providing evidence of delivery to the Parties at the following addresses:

(a) if to Chembio, to:

Chembio Diagnostic Systems, Inc.
3661 Horseblock Road
Medford, New York 11763
Attention: Lawrence A. Siebert, President
Telecopier No.: (631) 924-6033

with a copy to:

Ruskin Moscou Faltischek, P.C.
1425 Reckson Plaza
15th Floor, East Tower
Uniondale, New York 11556
Attention: Michael L. Faltischek, Esq,
Telecopier No.: (516) 663-6640

(b) if to SDS, to:

StatSure Diagnostic Systems, Inc.
One Clark’s Hill
Framingham, MA 01702
Attention: Chief Executive Officer
Telecopier No.:

with a copy to:

Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attention: Jeffrey M. Wiesen, Esq.
Telecopier No.: 617-542-2241

or at such other address for a Party as shall be specified by like notice.

6.6. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York, without giving effect to its conflicts of laws rules.

6.7. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. Facsimile execution and delivery of this Agreement by either of the Parties shall be legal, valid and binding execution and delivery of such document for all purposes.

6.8. Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

6.9. Dispute Resolution. In the event of any dispute or disagreement between the Parties as to the interpretation of any provision of this Agreement or the performance of any obligations hereunder, the matter, upon written request of either Party, shall be referred to [mediation and] arbitration in accordance with the procedures set forth in Schedule F to this Agreement.

6.10. Injunctive Relief. Each Party acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement will result in substantial, continuing and irreparable injury to the other Party. Therefore, each Party hereby agrees that, in addition to any other remedy that may be available to the other Party, the other Party shall be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Agreement.

6.11. Assignment. This Agreement is personal to each of the Parties, and neither Party shall assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Party, which consent may be withheld for any reason, provided, however, that without the consent of the other Party, each Party may (i) assign its rights under this Agreement and delegate its obligations hereunder, in whole or in part, to any Person that shall acquire the business of such Party to which this Agreement relates, or to any Affiliate of such Party, if the assignee shall assume such Party’s obligations hereunder in writing, and (ii) assign this Agreement in connection with a sale or transfer of substantially all of the assets of, or a majority interest in the voting shares of, such Party or its corporate parent to, or the merger or consolidation of such Party or its corporate parent with or into, any other Person.

IN WITNESS WHEREOF, the Parties have executed, or caused their duly authorized representatives to execute, this Agreement under seal as of the date first written above.

Chembio Diagnostic Systems, Inc.

By:

Title:

StatSure Diagnostic Systems, Inc.

By:

Title:

Exhibit A
IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF NEW YORK

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:

CHEMBIO DIAGNOSTIC SYSTEMS INC.  :

:

Plaintiff,  :

v.     : Civil Action No. 04-CV-1149-JS-ETB

SALIVA DIAGNOSTIC SYSTEMS INC.  :

:

Defendant.  :

:

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STIPULATION OF DISMISSAL

It is hereby stipulated, by and between the parties through their respective counsel, that that above litigation, and all claims and counterclaims asserted therein, is hereby dismissed. Such dismissal shall be with prejudice with respect to the claims of the Plaintiff and without prejudice with respect to the counterclaims of the Defendant, all pursuant to and subject to the terms and conditions of a Settlement Agreement dated September 29, 2006.

Each party shall bear its own costs and fees arising out of or related to this action.

[signatures to be inserted]

TRA 2203497v.3